UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 23, 2012

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2012 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc. (the “Annual Meeting”) was held on May 23, 2012. As of the close of business on April 2, 2012, the record date for the Annual Meeting, there were 66,306,302 shares of common stock entitled to vote, of which there were 61,730,907 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on three matters: (i) the election of two Class I Directors for a term of three years expiring at the 2015 Annual Meeting of Stockholders, (ii) an advisory vote on the compensation paid to the named executive officers, and (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The voting results were as follows:

•	Election of two Class I Directors for a term of three years expiring at the 2015 Annual Meeting of Stockholders

W. Thomas Mitchell	For	26,686,552	Withheld	21,458,365
Joseph A. Mollica, Ph.D.	For	26,676,240	Withheld	21,468,677

The two nominees for Class I Director were elected. Our Class II Directors, Corinne H. Nevinny, Richard F. Pops, and Stephen A. Sherwin, M.D., continue in office until our 2013 Annual Meeting of Stockholders. Our Class III Directors, Kevin C. Gorman, Ph.D., Gary A. Lyons, and William H. Rastetter, Ph.D., continue in office until our 2014 Annual Meeting of Stockholders.

There were 13,585,990 broker non-votes related to each of the two director nominees for election.

•	An advisory vote on the compensation paid to the named executive officers

Shares Voted:	For	45,616,556	Against	1,646,957	Abstain	881,404

There were 13,585,990 broker non-votes for this proposal.

The compensation paid to the Company’s named executive officers was approved on an advisory basis.

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012

Shares Voted:	For	60,319,479	Against	483,339	Abstain	928,089

The appointment of Ernst & Young LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2012	NEUROCRINE BIOSCIENCES, INC.

/s/ TIMOTHY P. COUGHLIN
Timothy P. Coughlin
Vice President and Chief Financial Officer